                                                                    EXHIBIT 99.1

                            SIGNATURE EYEWEAR, INC.

                               INDEX TO SCHEDULE



                                                                            Page
                                                                            ----


Independent Auditors' Report on Schedules ...............................    S-2

Schedule II - Valuation and Qualifying Accounts at October 31, 1995
and 1996 and (Unaudited) April 30, 1997 .................................    S-3

                   INDEPENDENT AUDITORS' REPORT ON SCHEDULES



To the Board of Directors and Stockholders
Signature Eyewear, Inc.



In connection with our audit of the financial statements of SIGNATURE EYEWEAR, INC. (an S corporation) referred to in our report dated January 15, 1997, which is included in the Prospectus constituting Part I of this Registration Statement, we have also audited Schedule II as of October 31, 1995 and 1996. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.



ALTSCHULER, MELVOIN AND GLASSER LLP



Los Angeles, California
January 15, 1997

                            SIGNATURE EYEWEAR, INC.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
             OCTOBER 31, 1995 AND 1996 AND UNAUDITED APRIL 30, 1997





COLUMN A                              COLUMN B     COLUMN C     COLUMN D    COLUMN E
--------
                                   -------------------------------------------------
                                       Balance    Additions    Deductions   Balance
                                         at       charged to      from       at end
                                      beginning   costs and    Allowance    of year
DESCRIPTION                            of year     expenses
-----------
                                   -------------------------------------------------
Year ended October 31, 1995:
Allowances deducted from related
balance sheet accounts:
  Accounts receivable              $   50,980   $       --    $   26,952   $  24,028
                                   ==========   ==========    ==========   =========

Year ended October 31, 1996:
Allowances deducted from related
balance sheet accounts:
       Accounts receivable         $   24,028   $   20,972    $      --    $  45,000
                                   ==========   ==========    ==========   =========

Period ended April 30, 1997:
Allowances deducted from related
   balance sheet accounts:
       Accounts receivable         $   45,000   $   20,000    $      --    $  65,000
                                   ==========   ==========    ==========   =========